EXHIBIT 12.1

                 FREEPORT-McMoRan COPPER & GOLD INC.

Computation of Ratio of Earnings to Fixed Charges:

                                                            Three Months Ended
                           Years Ended December 31,              March 31,
                -------------------------------------------- -----------------
                  1991     1992     1993     1994     1995     1995     1996
                -------- -------- -------- -------- -------- -------- --------
                                          (In Thousands)
Income from
 continuing
 operations     $101,962 $129,893 $ 60,670 $130,241 $253,618 $ 57,396 $ 36,136
Add:
Provision for
 income taxes     45,585  103,726   67,589  123,412  234,044   51,395   38,621
Minority interests'
 share of net
 income           12,199   31,075    9,134   25,439   57,100   12,392    8,163
Interest expense  21,451   18,897   15,327        -   47,900        -   23,530
Rental expense
 factor(a)           841      876    3,190    2,333    1,002      583      251
                -------- -------- -------- -------- -------- --------  -------
Earnings
 available
 for fixed
 charges        $182,038 $284,467 $155,910 $281,425 $593,664 $121,766 $106,701
                ======== ======== ======== ======== ======== ======== ========

Interest expense$ 21,451 $ 18,897 $ 15,327 $      - $ 47,900 $      - $ 23,530
Capitalized
 interest         18,276   23,974   24,519   35,110   49,758   17,828    9,348
Rental expense
 factor(a)           841      876    3,190    2,333    1,002      583      251
                -------- -------- -------- -------- -------- -------- --------
Fixed charges   $ 40,568 $ 43,747 $ 43,036 $ 37,443 $ 98,660 $ 18,411 $ 33,129
                ======== ======== ======== ======== ======== ======== ========

Ratio of earnings
 to fixed
 charges(b)         4.5x     6.5x     3.6x     7.5x     6.0x     6.6x     3.2x
                    ====     ====     ====     ====     ====     ====     ====

Computation of Ratio of Earnings to Fixed Charges,
Preferred Stock Dividends and Minimum Distributions:

                                                            Three Months Ended
                         Years Ended December 31,                March 31,
                -------------------------------------------- -----------------
                  1991     1992     1993     1994     1995
                -------- -------- -------- -------- -------- -------- --------
                                          (In Thousands)
Income from
 continuing
 operations     $101,962 $129,893 $ 60,670 $130,241 $253,618 $ 57,396 $ 36,136
Add:
Provision for
 income taxes     45,585  103,726   67,589  123,412  234,044   51,395   38,621
Minority interests'
 share of net
 income           12,199   31,075    9,134   25,439   57,100   12,392    8,163
Interest expense  21,451   18,897   15,327        -   47,900        -   23,530
Rental expense
 factor(a)           841      876    3,190    2,333    1,002      583      251
                -------- -------- -------- -------- -------- -------- --------
Earnings
 available
 for fixed
 charges        $182,038 $284,467 $155,910 $281,425 $593,664 $121,766 $106,701
                ======== ======== ======== ======== ======== ======== ========

Interest expense$ 21,451 $ 18,897 $ 15,327 $      - $ 47,900 $      - $ 23,530
Capitalized
 interest         18,276   23,974   24,519   35,110   49,758   17,828    9,348
Rental expense
 factor(a)           841      876    3,190    2,333    1,002      583      251
Preferred
 dividends             -   12,773   52,643   94,251  101,125   25,027   27,205
Minimum required
 Class A
 distributions(c) 14,138   24,970   29,447        -        -        -        -
                -------- -------- -------- -------- -------- -------- --------
Fixed charges   $ 54,706 $ 81,490 $125,126 $131,694 $199,785 $ 43,438 $ 60,334
                ======== ======== ======== ======== ======== ======== ========

Ratio of earnings
 to fixed
 charges(b)         3.3x     3.5x     1.2x     2.1x     3.0x     2.8x     1.8x
                    ====     ====     ====     ====     ====     ====     ====

a.   Portion of rent deemed representative of an interest factor.

b. For purposes of this calculation, earnings consist of income from continuing operations before income taxes, minority interests and fixed charges. Fixed charges include interest and that portion of rent deemed representative of interest.

c. Minimum required distributions on the Class A Common Stock which ended on May 1, 1993.